Calculation of Filing Fee Tables

Form S-3

(Form Type)

BOWMAN CONSULTING GROUP LTD.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share	457(c)	340,000(1)	$29.50(2)	$10,030,000(2)	0.00014760	$1,480.43

Carry Forward Securities

Carry Forward Securities	N/A		N/A	N/A	N/A	N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$10,030,000

	Total Fees Previously Paid							—

	Total Fee Offsets							$1,469.39

	Net Fee Due							$11.04

1)

Shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained in the registration statement to which this exhibit is attached. The registration statement registers the resale of an aggregate of 340,000 shares of the registrant’s common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock being registered hereunder include an indeterminable number of additional shares of common stock that may be issuable as a result of stock splits, stock dividends or similar transactions.

2)

This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and maximum aggregate offering price are based upon the average of the high and low sales prices of the registrant’s common stock on November 22, 2023, as reported on The Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

Fee Offset Claims	Bowman Consulting Group Ltd.	S-3/A	333-272019	November 17, 2023		$1,469.39	Equity	Common Stock, $0.01 par value per share	Common Stock, $0.01 par value per share	$1,469.39

Fee Offset Sources	Bowman Consulting Group Ltd.	S-3/A	333-272019		November 17, 2023						$1,469.39(3)

3)

Pursuant to Rule 457(p) under the Securities Act, the registration fee for this registration statement of $1,480.43 is being partially offset by the previously paid registration fee in connection with Amendment No. 1 to the registration statement on Form S-3 (File no. 333-272019) (the “Amendment”), which Amendment was withdrawn on November 29, 2023.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock, $0.01 par value per share(4)	(5)	(6)	S-3	333-272019	May 25, 2023

Equity	Preferred Stock, $0.01 par value per share(4)	(5)	(6)	S-3	333-272019	May 25, 2023

Debt	Debt Securities(4)	(5)	(6)	S-3	333-272019	May 25, 2023

Other	Warrants(4)	(5)	(6)	S-3	333-272019	May 25, 2023

Other	Rights(4)	(5)	(6)	S-3	333-272019	May 25, 2023

Other	Units(4)	(5)	(6)	S-3	333-272019	May 25, 2023

Unallocated (Universal) Shelf	—	(5)	(6)	S-3	333-272019	May 25, 2023

4)

No registration fee is payable in connection with up to $100,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, rights and/or units that were previously registered under Form S–3 (File No. 333-272019), filed with the SEC on May 17, 2023 and subsequently declared effective (the “Prior Registration Statement”) and remain unsold, because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429 under the Securities Act. See “Statement Pursuant to Rule 429” in this registration statement.

5)

There was also previously registered under the Prior Registration Statement, such indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered thereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants or rights registered thereby, as the case may be. Any securities registered thereunder may be sold separately or as units with the other securities registered thereunder. The securities registered thereunder also include an indeterminate number of securities as may be issued pursuant to anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, there were also registered an indeterminable number of additional securities that may be issuable with respect to the securities being issued under the Prior Registration Statement as a result of stock splits, stock dividends or similar transactions, all of which securities are included in this registration statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, will constitute a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

6)

The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.